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                                                      Filed under Rule 424(b)(2)
                                                      Registration No. 33-53681


PRICING SUPPLEMENT NO. 1, DATED JANUARY 25, 1996
(To Prospectus Dated June 7, 1994 and Prospectus Supplement Dated June 7, 1994)


                       U.S. $75,000,000 Principal Amount

                                  LUKENS INC.

                          Medium-Term Notes, Series A

              Due from Nine Months to 30 Years from Date of Issue

Issue Date:                   January 30, 1996

Maturity Date:                February 1, 2006

Public Offering Price:        99.384%

Distributor's Commission:     0.600%

Proceeds to Company (%):      U.S. $74,088,000 (98.784%)

Fixed Rate of Interest:       6.50% per annum

Interest Payment Date(s):     February 1 and August 1, commencing August 1, 1996

Regular Record Date(s):       January 15 and July 15

Redemption:                   The notes cannot be redeemed prior to maturity

Maturity Extension Period:    None

Name of Distributors:         J.P. Morgan Securities Inc. and
                              CS First Boston Corporation, acting as principals

Name of Trustee:              First Trust of Illinois, National Association

CUSIP:                        54986Q AA 5

Form of Note:                 Book entry